                                                                                    January 10, 2003

                                                                                    Beth Copeland - Media
                                                                                    (317) 269-1395
                                                                                    William J. Brunner - Shareholders & Analysts
                                                                                    (317) 269-1614

                                                                                    FOR IMMEDIATE RELEASE

First Indiana Corporation to Host Conference Call on January 24

          (Indianapolis) – First Indiana Corporation will review fourth quarter and year-end 2002 results in a conference call for investors and analysts on Friday, January 24, beginning at 8:30 a.m. (Eastern). Marni McKinney, Vice Chairman of First Indiana Corporation; Owen B. (Bud) Melton, Jr., President of First Indiana Corporation; and William J. Brunner, Vice President and Chief Financial Officer of First Indiana Corporation, will host the call.

          To participate, please call (800) 278-9857 and ask for First Indiana 2002 earnings. A replay of the call will be available 11:30 a.m. (Eastern) on Friday, January 24, through midnight, Friday, January 31, 2003. To hear the replay, call (800) 642-1687 and use conference ID: 7437250.

          First Indiana Corporation (NASDAQ — FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis, and Somerset, an accounting and consulting firm. Founded in 1915, First Indiana Bank is a national bank with $2 billion in assets and 26 offices in Central Indiana,

First Indiana Corporation Conference Call

plus construction and consumer loan offices in Indiana, Arizona, Florida, Illinois, North Carolina, and Ohio. First Indiana also originates consumer loans in 46 states through a national independent agent network. Through Somerset and FirstTrust Indiana, First Indiana offers a full array of tax planning, accounting, consulting, retirement and estate planning, and investment advisory and trust services. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.